EXHIBIT 4.1

MOLINA HEALTHCARE, INC.

AND

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of September 16, 2014

1.625% Convertible Senior Notes due 2044

FIRST SUPPLEMENTAL INDENTURE dated as of September 16, 2014 between MOLINA HEALTHCARE, INC., a Delaware corporation, as issuer (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company and the Trustee previously entered into the Original Indenture (as defined below) for purposes of establishing the terms of the Company’s 1.625% Convertible Senior Notes due 2044 (the “Notes”);

WHEREAS, Section 2.10 of the Original Indenture provides that the Company may, without the consent of the Holders and notwithstanding Section 2.01 of the Original Indenture, reopen the Original Indenture and issue additional Notes in an unlimited aggregate principal amount;

WHEREAS, the Company desires to issue additional Notes under the Original Indenture that will bear the Restricted Notes Legend (as defined in Exhibit A hereto) and desires to attach a form of such Notes to the Original Indenture;

WHEREAS, Section 2.02 of the Original Indenture provides that any Global Note may have incorporated into the text such legends or recitals or changes not inconsistent with the provisions of the Indenture as may be required to comply with any applicable law or regulation;

WHEREAS, Section 10.01 of the Original Indenture provides that the Company, when authorized by the resolutions of the Board of Directors and the Trustee, may enter into a supplemental indenture for the purpose of, among other things, making any change that does not adversely affect the rights of any Holder;

WHEREAS, as contemplated by Sections 2.02 and 10.01 of the Original Indenture, the Company, pursuant to the foregoing authority, deems it advisable to enter into this First Supplemental Indenture to amend the Original Indenture in a manner that does not adversely affect the rights of any Holder;

WHEREAS, the execution and delivery of this First Supplemental Indenture has been authorized by resolutions of the Board of Directors of the Company;

WHEREAS, the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel pursuant to Sections 2.10, 10.05 and 17.05 of the Original Indenture as conclusive evidence that this First Supplemental Indenture complies with the requirements of Article 10 of the Original Indenture and is permitted or authorized by the Original Indenture, that all conditions and covenants related to this First Supplemental Indenture have been complied with and the entry into the First Supplemental Indenture is permitted by the Original Indenture and that all conditions and covenants in the Indenture related to the issuance of $125,000,000 aggregate principal amount of Notes (the “New Notes”) have been complied with and the issuance of the New Notes is permitted by the Original Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture without the consent of Holders to make this First Supplemental Indenture a valid and legally binding agreement of the Trustee; and

WHEREAS, the execution and delivery of this First Supplemental Indenture by the Company has been duly authorized by the Company, and all other acts and things necessary on the part of the Company to make this First Supplemental Indenture a valid and legally binding agreement of the Company have been done and performed.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

That for and in consideration of the premises and the other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Trustee mutually agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. As used herein, the term “Original Indenture” shall mean the Indenture, dated as of September 5, 2014, between the Company and the Trustee, and the term “Indenture” shall refer to the Original Indenture as such instrument may be supplemented from time to time by one or more indentures supplemental thereto, including this First Supplemental Indenture, entered into pursuant to the applicable provisions of such instrument and the other instruments referenced therein, including, for all purposes thereof, this First Supplemental Indenture and any other such supplemental indenture.

All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Original Indenture.

As used in this First Supplemental Indenture, the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular article, section or other subdivision of this instrument.

Section 1.02. Scope of First Supplemental Indenture. The provisions of this First Supplemental Indenture shall, with respect to the Notes, supersede any corresponding provisions in the Original Indenture. Subject to the preceding sentence, and except as otherwise provided herein, the provisions of the Original Indenture, as set forth therein, shall apply to the Notes and govern the rights of the Holders of the Notes and the obligations of the Company and the Trustee with respect thereto.

ARTICLE 2

SUPPLEMENT

Section 2.01. Form of Restricted Note. The Original Indenture is hereby supplemented by adding the form of Note attached hereto as Exhibit A as a new “Exhibit B” thereto.

2

Section 2.02. References to Form of Note Exhibits. Each instance of the words “Exhibit A” in the Original Indenture shall be deemed to refer to the words “Exhibit A or, solely in the case of additional Notes issued pursuant to a reopening under Section 2.10 that are required to bear the Restricted Notes Legend (as defined in Exhibit B), Exhibit B”.

ARTICLE 3

MISCELLANEOUS

Section 3.01. Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in the Indenture shall bind the Company’s successors and assigns, whether so expressed or not.

Section 3.02. Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS FIRST SUPPLEMENTAL INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

Section 3.03. No Security Interest Created. Nothing in this First Supplemental Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 3.04. Benefits of First Supplemental Indenture. Nothing in this First Supplemental Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Note Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

Section 3.05. Execution in Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this First Supplemental Indenture by facsimile, email or other electronic means shall be effective as delivery of a manually executed counterpart of this First Supplemental Indenture.

Section 3.06. Ratification of Indenture. The Original Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein provided. For the avoidance of doubt, each of the Company and each Holder of Notes, by its acceptance of such Notes, acknowledges and agrees that all of the rights, privileges, protections, immunities and benefits afforded to the Trustee under the Original Indenture are deemed to be incorporated herein, and shall be enforceable by the Trustee hereunder, in each of its capacities hereunder as if set forth herein in full.

Section 3.07. The Trustee. The recitals in this First Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Notes and of this First Supplemental Indenture as fully and with like effect as set forth in full herein.

3

[Remainder of page intentionally left blank]

4

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

MOLINA HEALTHCARE, INC.

By:
Name:
Title:

EXHIBIT A

[FORM OF FACE OF NOTE]

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE FOR SUCH NOTE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO: MOLINA HEALTHCARE, INC., ATTENTION: VICE PRESIDENT OF TREASURY, 200 OCEANGATE, SUITE 100, LONG BEACH, CALIFORNIA 90802.

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

The following legend (the “Restricted Notes Legend”) shall apply to this Note (and any other Note that constitutes a Restricted Security (as defined below)) until the Resale Restriction Termination Date (as defined below):

THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF MOLINA HEALTHCARE, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN OR ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A PERSON THE ACQUIRER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, ALL IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT (IF AVAILABLE), OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE IMMEDIATELY PRECEDING THREE MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE DATE THAT IS THE LATER OF: (A) THE DATE THAT IS ONE YEAR AFTER THE LAST ORIGINAL ISSUANCE DATE OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO; AND (B) SUCH LATER DATE, IF ANY, AS MAY BE

REQUIRED BY APPLICABLE LAW, IN EITHER CASE, AS NOTIFIED BY THE COMPANY TO THE TRUSTEE IN ACCORDANCE WITH THE PROCEDURES SET FORTH HEREIN.

Molina Healthcare, Inc.

1.625% Convertible Senior Notes due 2044

No. [ ]	[Initially][1] $[ ]

CUSIP No. [            ]

Molina Healthcare, Inc., a Delaware corporation (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]2 [            ]3, or its registered assigns, the principal sum of [            ] DOLLARS ($[            ]) [as may be increased or decreased as set forth in the “Schedule of Exchanges of Notes” attached hereto]4, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $[            ] in aggregate at any time, in accordance with the rules and Applicable Procedures of the Depositary, on August 15, 2044, and interest thereon as set forth below.

This Note shall bear interest at the rate of 1.625% per year from September 5, 2014, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until August 15, 2044. Interest is payable semi-annually in arrears on each February 15 and August 15, commencing on February 15, 2015, to Holders of record at the close of business on the preceding February 1 and August 1 (whether or not such day is a Business Day), respectively. Additional Interest will be payable as set forth in Section 4.13 and Section 6.03 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to either of such Section 4.13 or Section 6.03, and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(c) of the Indenture.

[1]	Include if a global note.
[2]	Include if a global note.
[3]	Include if a physical note.
[4]	Include if a global note.

The Company shall pay the principal of and interest on this Note, so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Note Registrar in respect of the Notes and its agency in the Borough of Manhattan, The City of New York, as a place where Notes may be presented for payment or for registration of transfer.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash and, if applicable, shares of Common Stock on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof).

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

MOLINA HEALTHCARE, INC.

By:
Name: John C. Molina
Title: Chief Financial Officer

Dated:
TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION as Trustee, certifies that this is one of the 1.625%
Convertible Senior Notes due 2044 described in the within-named Indenture.

By:
Authorized Officer

[FORM OF REVERSE OF NOTE]

Molina Healthcare, Inc.

1.625% Convertible Senior Note due 2044

This Note is one of a duly authorized issue of Notes of the Company, designated as its 1.625% Convertible Senior Notes due 2044 (the “Notes”), initially limited to the aggregate principal amount of $[            ], all issued or to be issued under and pursuant to an Indenture dated as of September 5, 2014, as amended and supplemented by a First Supplemental Indenture dated as of September 16, 2014 (as so amended and supplemented and as further amended and supplemented to date, the “Indenture”), between the Company and U.S. Bank National Association (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and, if applicable, deliveries in respect of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date, the Specified Date Repurchase Price on the Specified Repurchase Date, the Redemption Price on the Redemption Date and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or, if applicable, deliver the principal (including the Fundamental Change Repurchase Price, Specified Date Repurchase Price and Redemption Price, if applicable) of, accrued and unpaid interest on, and the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed as provided in the last paragraph of Section 6.06 of the Indenture.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples in excess thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes are not subject to redemption through the operation of any sinking fund or otherwise.

Upon the occurrence of a Fundamental Change or on a Specified Repurchase Date, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples of $1,000 in excess thereof) on the Fundamental Change Repurchase Date or the Specified Repurchase Date, as applicable, at a price equal to the Fundamental Change Repurchase Price or the Specified Date Repurchase Price, as applicable.

On or after August 19, 2018, the Company may at any time or from time to time redeem any or all of the Notes, except for the notes that the Company is required to repurchase as discussed above, in cash at a price equal to the Redemption Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof, into cash and, if applicable, shares of Common Stock at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A5

SCHEDULE OF EXCHANGES OF NOTES

Molina Healthcare, Inc.

1.625% Convertible Senior Notes due 2044

The initial principal amount of this Global Note is [            ] DOLLARS ($[            ]). The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

[5]	Include if a global note.

SCHEDULE B

RESTRICTIONS ON TRANSFER

The provisions of this Schedule B shall apply to this Note (and any other Note that constitutes a Restricted Security) until the applicable Resale Restriction Termination Date.

The following terms used in this Schedule B shall have the meanings set forth below:

(i) “Freely Tradable” means, with respect to any Notes, that such Notes are eligible to be sold by a Person who is not an “affiliate” of the Company (within the meaning of Rule 144) and has not been an “affiliate” of the Company (within the meaning of Rule 144) during the immediately preceding three months without any volume or manner of sale restrictions under the Securities Act.

(ii) “Resale Restriction Termination Date” (i) with respect to the Notes constituting Restricted Securities, shall have the meaning specified in the Restricted Notes Legend, and (ii) with respect to the Common Stock constituting Restricted Securities, shall have the meaning specified in the Restricted Stock Legend;

(iii) “Rule 144” means Rule 144 as promulgated under the Securities Act; and

(iv) “Rule 144A” means Rule 144A as promulgated under the Securities Act.

This Note and all securities issued in exchange or substitution of this Note or any portion hereof, or of any such other securities, that bears or is required under this Schedule B to bear the Restricted Notes Legend (together with any Common Stock issued upon conversion of any such Note and required to bear the Restricted Stock Legend, collectively, the “Restricted Securities” and any of the foregoing individually, a “Restricted Security”) shall be subject to the restrictions on transfer set forth in this Schedule B and the Restricted Notes Legend or Restricted Stock Legend, as applicable, unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company with notice to the Trustee as provided below. The Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Schedule B, the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Until the Resale Restriction Termination Date, any certificate evidencing Notes constituting Restricted Securities (other than Common Stock, if any, issued upon conversion thereof, which shall bear the Restricted Stock Legend, if applicable) shall bear a legend in substantially the form of the Restricted Notes Legend (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee).

No transfer of this Note (or any other Note that constitutes a Restricted Security) prior to the Resale Restriction Termination Date will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked and delivered to the Note Registrar along with, solely in the case of the fourth box being checked, such other legal opinions, certifications and other evidence from the relevant Holder or holder of a beneficial interest in such Note as the Trustee or the Company shall reasonably request in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws.

This Note (or any other Note that constitutes a Restricted Security) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Schedule B, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the Restricted Notes Legend and shall not be assigned a restricted CUSIP number. The Company shall be entitled to instruct the Custodian in writing to so surrender any Global Note as to which such restrictions on transfer shall have expired in accordance with their terms for exchange, and, upon such instruction, the Custodian shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the Restricted Notes Legend and shall not be assigned a restricted CUSIP number.

If, on the Resale Restriction Termination Date for any Notes that constituted Restricted Securities, or the next succeeding Business Day if the Resale Restriction Termination Date is not a Business Day, any such Notes are represented by a Global Note that bears the Restricted Notes Legend, is subject to the provisions of this Schedule B and/or is subject to a restricted CUSIP number (any such Global Note, a “Restricted Global Note”), the Company will automatically exchange (the “Automatic Exchange”) every beneficial interest in each Restricted Global Note for beneficial interests in one or more Global Notes that are substantially in the form set forth in Exhibit A to the Indenture (each, an “Unrestricted Global Note”) (each of which Unrestricted Global Note, for the avoidance of doubt, will not bear the Restricted Notes Legend, will not be subject to the provisions of this Schedule B and will be subject to CUSIP number 60855R AD2 or such other unrestricted CUSIP number, if any, then applicable to the Company’s 1.625% Convertible Senior Notes due 2044).

To effect such Automatic Exchange, the Company will (A) deliver to the Depositary (with a copy to the Trustee) an instruction letter for the Depositary’s mandatory exchange process at least 15 days immediately prior to the Resale Restriction Termination Date, (B) provide prior written notice (the “Automatic Exchange Notice”) to each Holder at such Holder’s address appearing in the register of Holders at least fifteen (15) calendar days prior to the Resale Restriction Termination Date (the “Automatic Exchange Notice Date”), which notice must include (i) the Resale Restriction

Termination Date, (ii) the section of the Indenture or the provision of the Notes, as applicable, pursuant to which the Automatic Exchange shall occur, (iii) the “CUSIP” number of the Restricted Global Note from which such Holder’s beneficial interests will be transferred and (iv) the “CUSIP” number of the Unrestricted Global Note into which such Holder’s beneficial interests will be transferred and (C) deliver to the Trustee an Officers’ Certificate, Opinion of Counsel and a Company Order for the authentication and delivery of each Unrestricted Global Note. Such Opinion of Counsel will be to the effect that the Automatic Exchange shall be effected in compliance with the Securities Act and the requirements set forth in the Indenture or the Notes, as applicable, and that the Restricted Notes Legend may be removed from all certificates evidencing Restricted Global Notes and all outstanding Notes represented thereby are Freely Tradable (provided that such Opinion of Counsel may assume compliance by holders of beneficial interests in the Restricted Global Note with the restrictions set forth in the legends on the Restricted Global Notes). Upon such exchange of beneficial interests, the aggregate principal amount of the relevant Global Note shall be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, to reflect the relevant increase or decrease in the principal amount of such Global Note resulting from the applicable exchange. The Restricted Global Note from which beneficial interests are transferred pursuant to an Automatic Exchange shall be cancelled following the Automatic Exchange.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Schedule B or under applicable law with respect to any transfer of any interest in this Note (or any other Note that constitutes a Restricted Security) (including any transfers between or among Depositary participants or beneficial owners of interests in such Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Schedule B or the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Until the Resale Restriction Termination Date, any global stock certificate representing Common Stock issued upon conversion of this Note (or any other Note that constitutes a Restricted Security) shall bear a legend (the “Restricted Stock Legend”) in substantially the following form (unless the Note or such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Common Stock has been issued upon conversion of Notes not bearing, or not required to bear, the Restricted Notes Legend, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the Common Stock):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF MOLINA HEALTHCARE, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A PERSON THE ACQUIRER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, ALL IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT (IF AVAILABLE), OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT FOR THE COMPANY’S COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE DATE THAT IS THE LATER OF: (A) THE DATE THAT IS ONE YEAR AFTER THE LAST ORIGINAL ISSUANCE DATE OF THE 1.625% CONVERTIBLE SENIOR NOTES OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO; AND (B) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, IN EITHER CASE, AS NOTIFIED BY THE COMPANY TO THE TRUSTEE FOR THE COMPANY’S 1.625% CONVERTIBLE SENIOR NOTES DUE 2044 IN ACCORDANCE WITH THE PROCEDURES SET FORTH THEREIN.

Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the global stock certificate, or book-entry transfer of any beneficial interest therein, representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new global stock certificate, or beneficial interests therein, for a like aggregate number of shares of Common Stock, which shall not bear the Restricted Stock Legend. With respect to any shares of Common Stock that constitute, or prior to the Resale Restriction Termination Date constituted, Restricted Securities, the Company will use reasonable best efforts to cause the transfer agent for the Common Stock to remove the Restricted Stock Legend therefrom and cause such shares of Common Stock to be subject to an unrestricted CUSIP number, in each case, on the Resale Restriction Termination Date.

At any time the Company is not subject to Sections 13 or 15(d) of the Exchange Act, the Company shall, so long as this Note (or any other Note that constitutes a Restricted Security) or any shares of Common Stock issuable upon conversion of any such Note shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and shall, upon written request, provide to the Trustee, any Holder, beneficial owner or prospective purchaser of such Notes or any such shares of Common Stock, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares of Common Stock pursuant to Rule 144A.

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To: Molina Healthcare, Inc.

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple in excess thereof) below designated, into cash and, if applicable, shares of Common Stock in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature Guarantee
Signature(s) must be guaranteed by an eligible Guarantor Institution

(banks, stock brokers, savings and

loan associations and credit unions)

with membership in an approved

signature guarantee medallion program

pursuant to Securities and Exchange

Commission Rule 17Ad-15 if shares

of Common Stock are to be issued, or

Notes are to be delivered, other than

to and in the name of the

registered holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

1

Principal amount to be converted (if less than all): $ ,000
NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

2

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To: Molina Healthcare, Inc.

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Molina Healthcare, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.02 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple in excess thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number
Principal amount to be repurchased by the Company (if less than all): $ ,000
NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

1

ATTACHMENT 3

[FORM OF SPECIFIED DATE REPURCHASE NOTICE]

To: Molina Healthcare, Inc.

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Molina Healthcare, Inc. (the “Company”) as to the occurrence of a Specified Repurchase Date and specifying the Specified Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.02 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple in excess thereof) below designated, and (2) if such Specified Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Specified Repurchase Date.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number
Principal amount to be repurchased by the Company (if less than all): $ ,000
NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

1

ATTACHMENT 4

[FORM OF ASSIGNMENT AND TRANSFER]

For value received                                               hereby sell(s), assign(s) and transfer(s) unto                                      (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                     attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

The following paragraph shall apply to this Note (and any other Note that constitutes a Restricted Security) until the Resale Restriction Termination Date:

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, the undersigned confirms that such Note is being transferred:

☐	to Molina Healthcare, Inc. or any subsidiary thereof; or

☐	under a registration statement that has become effective under the Securities Act of 1933, as amended (the “Securities Act”); or

☐	to a person the acquiror reasonably believes is a qualified institutional buyer that is purchasing for its own account or for the account of another qualified institutional buyer and to whom notice is given that the transfer is being made in reliance on Rule 144A under the Securities Act, all in compliance with Rule 144A under the Securities Act (if available); or

☐	pursuant to the exemption provided by Rule 144 under the Securities Act (if available) or any other available exemption from the registration requirements of the Securities Act.

1

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an

eligible Guarantor Institution (banks, stock

brokers, savings and loan associations and

credit unions) with membership in an approved

signature guarantee medallion program pursuant

to Securities and Exchange Commission

Rule 17Ad-15 if Notes are to be delivered, other

than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

2